UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 23, 2013

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Congaree Bancshares, Inc. (the “Company”) was held on May 23, 2013 at the Clarion Inn (Airport) at 500 Chris Drive, West Columbia, South Carolina.  At the Annual Meeting, there were present in person or by proxy 947,195 shares of the Company’s common stock, representing approximately 53.7% of the total outstanding eligible votes.

At the Annual Meeting, the shareholders of the Company voted: (1) to elect four Class I members to the Board of Directors; (2)  to approve the compensation of the Company’s named executive officers; (3) to approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay proposals every one, two, or three years, and (4) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2013

The results of each proposal are indicated below, of which, all of the proposals were approved by the Company’s shareholders.

The voting results for each proposal voted on the Annual Meeting are as follows:

1.             To elect four Class I members to the Board of Directors:

CLASS I	For	Withheld	Broker Non-Vote
Thomas Hal Derrick	834,192	14,122	98,881
Charlie T. Lovering	836,934	11,380	98,881
Stephen P. Nivens	816,723	31,591	98,881
E. Daniel Scott	828,162	20,152	98,881

The other directors that continued in office after the meeting are as follows:

CLASS II	CLASS III
J. Kevin Reeley	Samuel M. Corley
Dr. Larry J. Stroud	Charles A. Kirby
Donald E. Taylor	Nitin C. Shah
Harry Michael White	John D. Thompson

2.             To approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
758,725	39,150	50,439	98,881

3.             To approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay every   one, two, or three years:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
257,716	98,101	452,028	40,469	98,881

4.             To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public   accountants:

For	Against	Abstain
934,974	10,096	2,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: May 28, 2013	By:	/s/CHARLES A. KIRBY
	Name:	Charles A. Kirby
	Title:	Chief Executive Officer